Exhibit 99.1

Contacts:
Dennis Meulemans	Scott Brittain
Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare	(615) 324-7308
(630) 296-3400	scott.brittain@cci-ir.com
dmeulemans@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH QUARTER 2014 RESULTS

• Net service revenues increase 18.3% to $82.6 million

• Adjusted diluted earnings per share from continuing operations grows 38.5% to $0.36

• Net income from continuing operations per diluted share grows 17.9% to $0.33

Downers Grove, Illinois (March 5, 2015) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based services that primarily are social in nature, provided in the home and focused on the dual eligible population, today announced its financial results for the fourth quarter and year ended December 31, 2014.

For the fourth quarter, net service revenues grew 18.3% to $82.6 million from $69.9 million for the fourth quarter of 2013. Net income from continuing operations was $3.6 million for the fourth quarter of 2014, or $0.33 per diluted share, compared with $3.1 million, or $0.28 per diluted share, for the fourth quarter last year. Adjusted diluted earnings per share from continuing operations grew 38.5% to $0.36 for the fourth quarter of 2014, which exclude legal and consulting expenses related to acquisition activity in both 2014 and 2013 and a favorable impact of higher than expected Worker Opportunity Tax Credits realized in 2013. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

Net service revenues for 2014 increased 17.7% to $312.9 million from $265.9 million for 2013. Net income from continuing operations for 2014 was $12.0 million, or $1.08 per diluted share, compared with $11.2 million, or $1.01 per diluted share, for 2013. Adjusted diluted earnings per share from continuing operations grew 14.0% to $1.14 in 2014, which exclude expenses related to acquisition activity in both 2014 and 2013 and a favorable impact of higher than expected Worker Opportunity Tax Credits realized in 2013, including amounts related to 2012.

“We had a strong fourth quarter to complete a successful 2014 for Addus,” said Mark Heaney, President and Chief Executive Officer of Addus HomeCare. “We produced significant revenue growth and improved profit margins versus the fourth quarter of 2013, driven by double-digit growth in billable census. These results reflected our continued organic growth with traditional payors and the ongoing transition of dual eligible consumers to managed care. As a result of this transition, managed care revenues increased to 15.4% of total net revenues compared with 2.1% for the fourth quarter of 2013. Our fourth quarter results also reflected the full-year impact of our 2013 acquisitions and our acquisition of Aid & Assist at Home in June 2014. We were further pleased to announce our most recent acquisition in early January 2015 of Priority Home Health Care, Inc., in Ohio, a state in the forefront of transitioning its long-term care programs to managed care organizations (MCOs).

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ADUS Reports Fourth Quarter 2014 Results

March 5, 2015

“Addus remains fully engaged in positioning itself to benefit from the ongoing transition to MCOs in many states across the country. Our initiatives include our marketing and sales efforts with existing and potential MCO customers and our focused acquisition activities. We also continue our investments in our technology infrastructure to transform a historically paper-based industry and connect our consumers to the healthcare industry electronically.

“In addition, we strengthened the depth of our executive management team during the fourth quarter by naming Maxine Hochhauser as Chief Operating Officer and promoting Darby Anderson to Chief Business Development and Strategy Officer. These appointments recognize both our near and long-term business development opportunities and our continuing efforts to differentiate Addus through superior execution as the leading home care company serving MCOs.”

The Company’s 18.3% growth in net revenue for the quarter was driven by an increase in same-store sales of 7.4% and in revenues from acquisitions of 10.9%. These increases reflected a 14.7% rise in average billable census for the quarter. In addition, average billable hours per census per month grew 2.5% for the quarter, and revenue per billable hour increased 0.6%.

Profit margins also increased for the quarter, with gross profit margin up 150 basis points as a percentage of net revenue. These improvements, combined with revenue growth, produced a 46.8% increase in adjusted EBITDA to $7.1 million for the fourth quarter of 2014 from $4.8 million of the same prior-year quarter. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

At the end of 2014, Addus had $13.4 million in cash, no bank debt and $40 million of availability under its revolving credit facility. Net cash utilized on operations was $0.6 million for the fourth quarter, and net cash generated by operations was $7.0 million for full-year 2014.

The Company believes the material weaknesses in internal controls that existed on December 31, 2013, have been remediated, which will be reflected in the Company’s 2014 Annual Report on Form 10-K; however, the audit and final testing are not yet complete.

Non-GAAP Financial Measures

The information provided in this release includes adjusted diluted earnings per share from continuing operations and adjusted EBITDA, which are non-GAAP financial measures. The Company defines adjusted diluted earnings per share from continuing operations as diluted earnings per share from continuing operations, adjusted for M&A expenses and tax benefit from worker opportunity tax credits. The Company defines adjusted EBITDA as earnings before discontinued operations, interest expense, taxes, depreciation, amortization, M&A expense and stock-based compensation expense. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations, and a reconciliation of adjusted EBITDA to net income, in each case, the most directly comparable GAAP measure. Management believes that adjusted diluted earnings per share from continuing operations and adjusted EBITDA are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Reports Fourth Quarter 2014 Results

March 5, 2015

Conference Call

Addus will host a conference call to discuss its results for the fourth quarter today beginning at 5:00 p.m. Eastern time. The toll-free dial-in number for the conference call is (866) 383-8009 (international dial-in number is (617) 597-5342), passcode 14146906. A telephonic replay of the conference call will be available through midnight on March 12, 2015, by dialing (888) 286-8010 (international dial-in number is (617) 801-6888) and entering passcode 88120633.

A live broadcast of the conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the anticipated transition to managed care providers, expected benefits and costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014, and in Addus HomeCare’s Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission on May 7, 2014, August 11, 2014 and November 7, 2014, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. (Unaudited tables and notes follow).

About Addus

Addus is a comprehensive provider of home and community-based services that primarily are social in nature, provided in the home and focused on the dual eligible population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

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ADUS Reports Fourth Quarter 2014 Results

March 5, 2015

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income and Cash Flow Information

(Amounts and shares in thousands, except per share data)

Income Statement Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Net service revenues	$82,636	$69,882	$312,942	$265,941
Cost of service revenues	59,989	51,780	229,207	198,202

Gross profit	22,647	18,102	83,735	67,739
	27.4%	25.9%	26.8%	25.5%
General and administrative expenses	16,259	14,092	61,834	50,118
Depreciation and amortization	1,146	534	3,830	2,160

Total operating expenses	17,405	14,626	65,664	52,278

Operating income from continuing operations	5,242	3,476	18,071	15,461
Total interest expense (income), net	196	160	680	486

Income from continuing operations before taxes	5,046	3,316	17,391	14,975
Income tax expense	1,403	192	5,428	3,812

Net income from continuing operations	3,643	3,124	11,963	11,163

Discontinued operations:
Income (expense) from home health business, net of tax	280	(90)	280	(980)
(Loss) gain on sale of home health business, net of tax	—	(2,149)	—	8,962

Net income	$3,923	$885	$12,243	$19,145

Net income per share:
Basic
Continuing operations	$0.33	$0.29	$1.10	$1.03
Discontinued operations	0.03	(0.21)	0.02	0.74

Basic income per share	$0.36	$0.08	$1.12	$1.77

Diluted
Continuing operations	$0.33	$0.28	$1.08	$1.01
Discontinued operations	0.02	(0.20)	0.02	0.72

Diluted income per share	$0.35	$0.08	$1.10	$1.73

Weighted average number of common shares outstanding:
Basic	10,929	10,838	10,900	10,826

Diluted	11,143	11,154	11,114	11,075

Cash Flow Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Net cash (used in) provided by operating activities	$(562)	$2,290	$7,028	$27,393
Net cash (used in) provided by investing activities	(484)	(16,189)	(13,633)	2,893
Net cash (used in) provided by financing activities	285	—	4,403	(16,458)

Net change in cash	(761)	(13,899)	(2,202)	13,828
Cash at the beginning of the period	14,124	29,464	15,565	1,737

Cash at the end of the period	$13,363	$15,565	$13,363	$15,565

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ADUS Reports Fourth Quarter 2014 Results

March 5, 2015

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	December 31,
	2014	2013

Assets

Current assets
Cash	$13,363	$15,565
Accounts receivable, net	68,333	61,354
Prepaid expenses and other current assets	7,168	6,235
Deferred tax assets	8,508	8,326

Total current assets	97,372	91,480

Property and equipment, net	7,695	2,634

Other assets
Goodwill	64,220	60,026
Intangible assets, net	10,347	8,762
Investment in joint venture	900	900
Other assets	269	132

Total other assets	75,736	69,820

Total assets	$180,803	$163,934

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$3,951	$4,633
Current portion of capital lease obligations	986	—
Current portion of contingent earn-out obligation	1,000	—
Accrued expenses	37,268	40,904

Total current liabilities	43,205	45,537

Long-term liabilities
Deferred tax liabilities	5,845	3,441
Capital lease obligations, less current portion	2,677	—
Contingent earn-out obligation, less current portion	1,120	1,100

Total long-term liabilities	9,642	4,541

Total liabilities	52,847	50,078

Total stockholders’ equity	127,956	113,856

Total liabilities and stockholders’ equity	$180,803	$163,934

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ADUS Reports Fourth Quarter 2014 Results

March 5, 2015

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
General:
Adjusted EBITDA (in thousands) (1)	$7,076	$4,821	$23,759	$18,796
States served at period end			22	21
Locations at period end			129	121
Employees at period end			18,054	16,585

Operations:
Average billable census - same store	29,166	27,522	28,725	26,689
Average billable census - acquisitions	2,914	453	2,294	113
Average billable census total	32,080	27,975	31,019	26,802
Billable hours (in thousands)	4,825	4,104	18,335	15,621
Average billable hours per census per month	50.1	48.9	49.3	48.6
Billable hours per business day	75,385	62,175	71,903	59,850
Revenues per billable hour	$17.13	$17.03	$17.07	$17.02

Percentage of Revenues by Payor:
State, local and other governmental programs	80.3%	93.1%	86.4%	93.6%
Managed Care	15.4	2.1	9.1	1.0
Private duty	3.2	3.6	3.4	3.9
Commercial	1.1%	1.2%	1.1%	1.5%

(1)	We define Adjusted EBITDA as earnings before discontinued operations, interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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ADUS Reports Fourth Quarter 2014 Results

March 5, 2015

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Reconciliation of Net Income to Adjusted EBITDA: (1)
Net income	$3,923	$885	$12,243	$19,145
Less: (Earnings) from discontinued operations, net of tax	(280)	2,239	(280)	(7,982)

Net income from continuing operations	3,643	3,124	11,963	11,163

Interest expense, net	196	160	680	486
Income tax expense from continuing operations	1,403	192	5,428	3,812
Depreciation and amortization	1,146	534	3,830	2,160
M&A expenses	423	660	1,031	660
Stock-based compensation expense	265	151	827	515

Adjusted EBITDA	$7,076	$4,821	$23,759	$18,796

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (2)

Diluted earnings per share from continuing operations	$0.33	$0.28	$1.08	$1.01
M&A expenses	0.03	0.04	0.06	0.04
Tax benefit from worker opportunity tax credits	—	(0.06)	—	(0.05)

Adjusted diluted earnings per share from continuing operations	$0.36	$0.26	$1.14	$1.00

(1)	We define Adjusted EBITDA as earnings before discontinued operations, interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted diluted earnings per share as earnings per share from continuing operations, adjusted for M&A expenses and tax benefit from worker opportunity tax credits. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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